Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Michele Ciavarella and Mark J. Korb, the Chief Executive Officer and Chief Financial Officer of Newgioco Group, Inc. (the “Company”), respectively, hereby certify that based on the undersigned’s knowledge:

1.	The Company’s Amendment No. 1 to the quarterly report on Form 10-Q for the period ended September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2020

/s/ Michele Ciavarella

_____________________

Michele Ciavarella

Chief Executive Officer

(Principal Executive Officer)

/s/ Mark J. Korb

_____________________

Mark J. Korb

Chief Financial Officer

(Principal Financial Officer)